UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2008

MOHAWK INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia 30701

(Address of Principal Executive Offices) (Zip Code)

(706) 629-7721

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 28, 2008, Mohawk Industries, Inc. (the “Company”) amended and restated its existing on-balance sheet trade accounts receivable securitization agreement (the “Securitization Facility”) with a group of lenders and SunTrust Robinson Humphrey, Inc., as Administrative Agent, reducing total availability under the Securitization Facility from $350.0 million to $250.0 million and extending the term of the Securitization Facility until July 2009.

The principal documents forming the Securitization Facility are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Security Agreement, dated as of July 28, 2008, Among Mohawk Factoring, Inc., Mohawk Servicing, Inc., Victory Receivables Corporation, Three Pillars Funding LLC, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, individually and as a co-agent, and SunTrust Robinson Humphrey, Inc., as a co-agent and administrative agent.

10.2	Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of July 28, 2008, among Mohawk Carpet Distribution, L.P. and Dal-Tile Corporation, Dal-Tile SSC West, Inc. and Dal-Tile SSC East, Inc., as originators, and Mohawk Factoring, Inc., as the Buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHAWK INDUSTRIES, INC.

By:	/s/ Thomas J. Kanuk
Thomas J. Kanuk
Vice President and Corporate Controller

Dated: August 1, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Second Amended and Restated Credit and Security Agreement, dated as of July 28, 2008, Among Mohawk Factoring, Inc., Mohawk Servicing, Inc., Victory Receivables Corporation, Three Pillars Funding LLC, SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, individually and as a co-agent, and SunTrust Robinson Humphrey, Inc., as a co-agent and administrative agent.

10.2	Second Amended and Restated Receivables Purchase and Sale Agreement, dated as of July 28, 2008, among Mohawk Carpet Distribution, L.P. and Dal-Tile Corporation, Dal-Tile SSC West, Inc. and Dal-Tile SSC East, Inc., as originators, and Mohawk Factoring, Inc., as the Buyer.